Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-11 (the "Registration Statement") of our report dated March 13, 2007 relating to the financial statement of TIAA-CREF U.S. Real Estate Fund I, L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 30, 2007